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                                  EXHIBIT 13.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants


Board of Directors
American United Life Insurance Company(R)
Indianapolis, Indiana


We consent to the inclusion in Post-Effective Amendment No. 44 to the Registration Statement of American United Life Pooled Equity Fund B (the "Fund") on Form N-3 (File No. 2-27832) in the Statement of Additional Information of:

(1) Our report dated February 1, 1999, on our audits of the financial statements of the Fund; and

(2) Our report dated February 26, 1999, on our audits of the financial statements of American United Life Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountant" in the Statement of Additional Information.


                                     /s/  PricewaterhouseCoopers LLP



Indianapolis, Indiana
April 30, 1999